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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 1999 (except as to Note 2, which is dated as of March 5, 1999), relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Union Planters Corporation, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
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Memphis, Tennessee
August 13, 1999